EXHIBIT 99.1

NEWS RELEASE

Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14902

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Chief Financial Officer Phone: (607) 378-4140	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

Hardinge Announces Exploration of Strategic Alternatives
to Enhance Shareholder Value

ELMIRA, N.Y., August 24, 2015 - Hardinge Inc. (NASDAQ: HDNG), a leading international provider of advanced metal-cutting solutions and accessories, today announced that its Board of Directors, working together with its management team, is exploring strategic alternatives to enhance shareholder value. These alternatives could include, among other things, a possible sale, merger or other form of business combination or strategic transaction. The Company and the Board are working with BMO Capital Markets Corp., as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP, as legal advisor, to assist in its evaluation of strategic alternatives.

There is no set time table for this process of exploring strategic alternatives. The Company stated that no decision has been made with regard to any alternatives and that there can be no assurance that the Board's exploration of strategic alternatives will result in any transaction being entered into or consummated. Hardinge does not intend to discuss or disclose developments with respect to this process until the Board has approved a definitive course of action or otherwise concludes the review of strategic alternatives.

About Hardinge

Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories.  The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces.  With approximately two-thirds of its sales outside of North America, Hardinge serves the worldwide metal working market.  Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.

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Hardinge Announces Exploration of Strategic Alternatives to Enhance Shareholder Value
August 24, 2015

Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories.  Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.

The Company regularly posts information on its website: http://www.hardinge.com.

Safe Harbor Statement

This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding the Company’s future prospects and the Board’s review of potential strategic alternatives, the timing of such review, and the possible outcomes of such review. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements, including as a result of the uncertainty associated with being able to identify and close any strategic transaction, the impact of the announcement of the Board’s review of strategic alternatives (including with respect to the Company’s business, its financial and operating results and its employees, suppliers and customers), as well as any strategic transaction that is pursued. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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